Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 28, 2022 – Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL), and its subsidiary Wayne Bank, announced earnings for the three months ended December 31, 2021 of $6,638,000 compared to $5,513,000 earned in the corresponding period of 2020. The increase in earnings includes a $1,150,000 reduction in the provision for loan losses, and an $882,000 increase in net interest income. For the year ended December 31, 2021, net income totaled $24,915,000, an increase of $9,835,000 from net income of $15,080,000 earned in the prior year. The increase includes the benefits derived from the Company’s acquisition of UpState New York Bancorp, Inc. (“UpState”), which closed on July 7, 2020, and over $4.5 million of earnings recognized from Paycheck Protection Program (“PPP”) loans.

Earnings per share (fully diluted) were $0.81 and $0.67 for the three-month periods ended December 31, 2021 and 2020, respectively. For the year ended December 31, 2021, earnings per share on a fully diluted basis were $3.04, compared to $2.09 for the year ended December 31, 2020. For the year ended December 31, 2021, the return on average assets was 1.24%, and the return on average equity was 12.35%, compared to 0.97% and 9.06%, respectively, for the year ended December 31, 2020.

Total assets were $2.069 billion as of December 31, 2021. Loans receivable totaled $1.355 billion as of December 31, 2021, with total deposits of $1.757 billion and stockholders’ equity of $205.3 million as of December 31, 2021.

Loans receivable decreased $55.8 million from the year-ended December 31, 2020, due primarily to the $78.8 million decrease in PPP loans resulting from loan forgiveness. For the three months and year ended December 31, 2021, net charge-offs totaled $111,000 and $907,000, respectively, compared to $125,000 and $809,000, respectively, for the corresponding periods in 2020.

Net interest income, on a fully taxable equivalent basis (fte), totaled $16,671,000 for the three months ended December 31, 2021, an increase of $850,000 compared to the same period in 2020. For the year ended December 31, 2021, net interest income (fte) totaled $66,100,000, an increase of $14,741,000 compared to 2020, due primarily to the higher volume of earning assets, including a $209.1 million increase in average loans outstanding. Loan origination fees related to PPP loans increased $3,072,000 compared to the 2020 total.

Other income for the three months ended December 31, 2021 totaled $2,021,000 compared to $2,661,000 for the similar period in 2020. Gains on the sale of loans and securities decreased $205,000, while service charges and fees decreased $488,000. All other items of other income increased $53,000, net. Other income for the year ended December 31, 2021 totaled $8,325,000 compared to $7,780,000 in 2020, an increase of $545,000 due primarily to a $578,000 increase in service charges and fees. Gains on the sale of loans and investment securities decreased $329,000 in the aggregate, while all other items of other income increased $296,000, net.

Other expenses totaled $10,042,000 for the three months ended December 31, 2021, compared to $9,909,000 in the similar period of 2020. For the year ended December 31, 2021, other expenses totaled $38,578,000 compared to $34,440,000 for 2020, an increase of $4,138,000. The increase reflects the costs of operations acquired from UpState, including four new Community Offices.

Mr. Critelli commented, “In 2021, our earnings increased $9.8 million over our previous record year of 2020. Our Return on Average Assets was 1.24%, and our Return on Average Equity was 12.35%. Earnings per share (fully diluted) also improved to $3.04 per share in 2021 from $2.09 per share in 2020. While a portion of this increase reflects earnings and fees collected on PPP loans, we have continued to grow our core business lines, which bodes well for future success. Our results also reflect a full year accretion to earnings from our acquisition of UpState. During the year, we also made significant progress improving our credit quality metrics, which will benefit future results. Our cash dividend of $0.28 per share declared in the fourth quarter of 2021 represents a 7.7% increase over the same period of last year. We appreciate the opportunity to serve our Wayne Bank customers and our customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to look for opportunities available to us as we service our growing base of stockholders and customers.”

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operations and financial condition, the ability to continue to grow our core business, the ability to have success in the future, the ability to improve our credit quality metrics and benefit future results, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references interest income and net interest income on a fully taxable equivalent basis (fte), which are non-GAAP (Generally Accepted Accounting Principles) financial measures. Fully tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of interest income and net interest income on a fully tax–equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a fully tax-equivalent basis:

	Three months ended December 31		Year ended December 31
(dollars in thousands)	2021	2020	2021	2020

Net interest income	$16,496	$15,614	$65,313	$50,476
Tax equivalent basis adjustment using 21% marginal tax rate	175	207	787	883

Net interest income on a fully taxable equivalent basis	$16,671	$15,821	$66,100	$51,359

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following reconciles average equity to average tangible equity:

	Three months ended		Year ended
	December 31,		December 31,
(dollars in thousands)	2021	2020	2021	2020
Average equity	$205,053	$193,740	$201,681	$166,427
Average goodwill and other Intangibles	(29,683)	(30,747)	(29,738)	(17,942)

Average tangible equity	$175,370	$162,993	$171,943	$148,485

Contact:     William S. Lance

Executive Vice President & Chief Financial Officer

NORWOOD FINANCIAL CORP

570-253-8505

www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	December 31
	2021	2020
ASSETS
Cash and due from banks	$21,073	$19,445
Interest-bearing deposits with banks	185,608	92,248

Cash and cash equivalents	206,681	111,693
Securities available for sale	406,782	226,586
Loans receivable	1,354,931	1,410,732
Less: Allowance for loan losses	16,442	13,150

Net loans receivable	1,338,489	1,397,582
Regulatory stock, at cost	3,927	3,981
Bank premises and equipment, net	17,289	17,814
Bank owned life insurance	40,038	39,608
Foreclosed real estate owned	1,742	965
Accrued interest receivable	5,889	6,232
Goodwill	29,266	29,290
Other intangible assets	407	530
Other assets	17,994	17,583

TOTAL ASSETS	$2,068,504	$1,851,864

LIABILITIES
Deposits:
Non-interest bearing demand	$440,652	$359,559
Interest-bearing	1,316,141	1,175,826

Total deposits	1,756,793	1,535,385
Short-term borrowings	60,822	63,303
Other borrowings	29,998	42,459
Accrued interest payable	1,203	1,601
Other liabilities	14,426	14,331

TOTAL LIABILITIES	1,863,242	1,657,079
STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2021: 8,266,751 shares, 2020: 8,236,331 shares	827	824
Surplus	96,443	95,388
Retained earnings	110,015	93,796
Treasury stock, at cost: 2021: 65,328 shares, 2020: 10,263 shares	(1,767)	(342)
Accumulated other comprehensive (loss) income	(256)	5,119

TOTAL STOCKHOLDERS’ EQUITY	205,262	194,785

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,068,504	$1,851,864

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
INTEREST INCOME
Loans receivable, including fees	$16,149	$16,336	$65,257	$54,046
Securities	1,612	1,064	5,547	4,337
Other	92	29	266	72

Total Interest income	17,853	17,429	71,070	58,455
INTEREST EXPENSE
Deposits	1,130	1,514	4,757	6,610
Short-term borrowings	71	81	284	325
Other borrowings	156	220	716	1,044

Total Interest expense	1,357	1,815	5,757	7,979

NET INTEREST INCOME	16,496	15,614	65,313	50,476
PROVISION FOR LOAN LOSSES	450	1,600	4,200	5,450

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,046	14,014	61,113	45,026
OTHER INCOME
Service charges and fees	1,425	1,913	5,693	5,115
Income from fiduciary activities	198	150	748	682
Net realized gains on sales of securities	36	—	92	71
Gains on sales of loans, net	—	241	177	527
Earnings and proceeds on life insurance policies	174	208	941	845
Other	188	149	674	540

Total other income	2,021	2,661	8,325	7,780
OTHER EXPENSES
Salaries and employee benefits	4,992	5,243	20,608	17,121
Occupancy, furniture and equipment	1,254	1,165	4,822	4,148
Data processing and related operations	655	808	2,415	2,457
Taxes, other than income	358	356	1,122	997
Professional fees	510	328	1,582	1,062
FDIC Insurance assessment	169	213	681	399
Foreclosed real estate	88	8	115	53
Amortization of intangibles	27	35	123	114
Merger related	—	66	—	2,049
Other	1,989	1,687	7,110	6,040

Total other expenses	10,042	9,909	38,578	34,440
INCOME BEFORE TAX	8,025	6,766	30,860	18,366
INCOME TAX EXPENSE	1,387	1,253	5,945	3,286

NET INCOME	$6,638	$5,513	$24,915	$15,080

Basic earnings per share	$0.81	$0.67	$3.05	$2.09

Diluted earnings per share	$0.81	$0.67	$3.04	$2.09

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended December 31	2021	2020
Net interest income	$16,496	$15,614
Net income	6,638	5,513
Net interest spread (fully taxable equivalent)	3.29%	3.50%
Net interest margin (fully taxable equivalent)	3.39%	3.65%
Return on average assets	1.26%	1.18%
Return on average equity	12.84%	11.32%
Return on average tangible equity	15.02%	13.46%
Basic earnings per share	$0.81	$0.67
Diluted earnings per share	$0.81	$0.67

For the Twelve Months Ended December 31	2021	2020
Net interest income	$65,313	$50,476
Net income	24,915	15,080
Net interest spread (fully taxable equivalent)	3.39%	3.36%
Net interest margin (fully taxable equivalent)	3.50%	3.55%
Return on average assets	1.24%	0.97%
Return on average equity	12.35%	9.06%
Return on average tangible equity	14.49%	10.16%
Basic earnings per share	$3.05	$2.09
Diluted earnings per share	$3.04	$2.09

As of December 31	2021	2020
Total assets	$2,068,504	$1,851,864
Total loans receivable	1,354,931	1,410,732
Allowance for loan losses	16,442	13,150
Total deposits	1,756,793	1,535,385
Stockholders’ equity	205,262	194,785
Trust assets under management	195,958	168,085
Book value per share	$25.24	$23.72
Tangible book value per share	$21.63	$20.10
Equity to total assets	9.92%	10.52%
Allowance to total loans receivable	1.21%	0.93%
Nonperforming loans to total loans	0.05%	0.24%
Nonperforming assets to total assets	0.12%	0.24%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31 2021	September 30 2021	June 30 2021	March 2021	December 31 2020
ASSETS
Cash and due from banks	$21,073	$28,353	$34,831	$20,364	$19,445
Interest-bearing deposits with banks	185,608	191,580	170,342	190,135	92,248

Cash and cash equivalents	206,681	219,933	205,173	210,499	111,693
Securities available for sale	406,782	361,988	333,636	275,224	226,586
Loans receivable	1,354,931	1,371,002	1,386,654	1,421,568	1,410,732
Less: Allowance for loan losses	16,442	16,103	15,340	14,509	13,150

Net loans receivable	1,338,489	1,354,899	1,371,314	1,407,059	1,397,582
Regulatory stock, at cost	3,927	3,898	4,084	4,043	3,981
Bank owned life insurance	40,038	39,864	39,665	39,471	39,608
Bank premises and equipment, net	17,289	17,364	17,298	17,648	17,814
Foreclosed real estate owned	1,742	1,876	844	844	965
Goodwill and other intangibles	29,673	29,700	29,727	29,785	29,820
Other assets	23,883	24,169	23,823	25,263	23,815

TOTAL ASSETS	$2,068,504	$2,053,691	$2,025,564	$2,009,836	$1,851,864

LIABILITIES
Deposits:
Non-interest bearing demand	$440,652	$442,534	$435,824	$415,395	$359,559
Interest-bearing deposits	1,316,141	1,279,988	1,253,117	1,269,793	1,175,826

Total deposits	1,756,793	1,722,522	1,688,941	1,685,188	1,535,385
Borrowings	90,820	111,382	119,858	112,283	105,762
Other liabilities	15,629	17,179	16,266	17,258	15,932

TOTAL LIABILITIES	1,863,242	1,851,083	1,825,065	1,814,729	1,657,079
STOCKHOLDERS’ EQUITY	205,262	202,608	200,499	195,107	194,785

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,068,504	$2,053,691	$2,025,564	$2,009,836	$1,851,864

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	December 31 2021	September 30 2021	June 30 2021	March 31 2021	December 31 2020
INTEREST INCOME
Loans receivable, including fees	$16,149	$16,859	$16,102	$16,146	$16,336
Securities	1,612	1,468	1,356	1,112	1,064
Other	92	72	59	43	29

Total interest income	17,853	18,399	17,517	17,301	17,429
INTEREST EXPENSE
Deposits	1,130	1,167	1,205	1,255	1,514
Borrowings	227	243	259	270	301

Total interest expense	1,357	1,410	1,464	1,525	1,815

NET INTEREST INCOME	16,496	16,989	16,053	15,776	15,614
PROVISION FOR LOAN LOSSES	450	750	1,500	1,500	1,600

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,046	16,239	14,553	14,276	14,014
OTHER INCOME
Service charges and fees	1,425	1,485	1,532	1,247	1,913
Income from fiduciary activities	198	209	181	160	150
Net realized gains on sales of securities	36	35	—	21	—
Gains on sales of loans, net	—	39	109	29	241
Earnings and proceeds on life insurance policies	174	200	194	374	208
Other	188	160	171	158	149

Total other income	2,021	2,128	2,187	1,989	2,661
OTHER EXPENSES
Salaries and employee benefits	4,992	5,491	5,171	4,953	5,243
Occupancy, furniture and equipment, net	1,254	1,163	1,186	1,220	1,165
Foreclosed real estate	88	(15)	13	30	8
FDIC insurance assessment	169	177	154	181	213
Merger related	—	—	—	—	66
Other	3,539	2,776	2,968	3,068	3,214

Total other expenses	10,042	9,592	9,492	9,452	9,909
INCOME BEFORE TAX	8,025	8,775	7,248	6,813	6,766
INCOME TAX EXPENSE	1,387	1,794	1,493	1,271	1,253

NET INCOME	$6,638	$6,981	$5,755	$5,542	$5,513

Basic earnings per share	$0.81	$0.85	$0.70	$0.68	$0.67

Diluted earnings per share	$0.81	$0.85	$0.70	$0.67	$0.67

Book Value per share	$25.24	$24.90	$24.47	$23.82	$23.72
Tangible Book Value per share	21.63	21.27	20.85	20.20	20.10
Return on average assets (annualized)	1.26%	1.36%	1.15%	1.18%	1.18%
Return on average equity (annualized)	12.84%	13.50%	11.59%	11.39%	11.32%
Return on average tangible equity (annualized)	15.02%	15.78%	13.63%	13.42%	13.46%
Net interest spread (fte)	3.29%	3.49%	3.32%	3.46%	3.50%
Net interest margin (fte)	3.39%	3.61%	3.44%	3.59%	3.65%
Allowance for loan losses to total loans	1.21%	1.17%	1.11%	1.02%	0.93%
Net charge-offs to average loans (annualized)	0.03%	0.00%	0.19%	0.04%	0.04%
Nonperforming loans to total loans	0.05%	0.20%	0.28%	0.22%	0.24%
Nonperforming assets to total assets	0.12%	0.22%	0.24%	0.20%	0.24%